Exhibit 3.1

Business Company No: 2079681

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

AND

ARTICLES OF ASSOCIATION

OF

Lobo EV Technologies Ltd.

萝贝电动车科技有限公司

Incorporated the 25th day of October 2021

(Adopted by Director’s Resolutions passed on 1 March 2023 and filed on 1 March 2023)

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

Lobo EV Technologies Ltd.

萝贝电动车科技有限公司

A COMPANY LIMITED BY SHARES

(Adopted by Director’s Resolutions passed on 1 March 2023 and filed on 1 March 2023)

1.	NAME

1.1	The name of the Company is Lobo EV Technologies Ltd. The company has a foreign character name in Chinese and such Chinese name is (萝贝电动车科技有限公司).

1.2	The full name of the Company (and its foreign character name, if applicable) shall be clearly stated in every:

(a)	written communication sent by, or on behalf of, the Company; and

(b)	document issued or signed by, or on behalf of, the Company that evidences or creates a legal obligation of the Company.

1.3	The Company may from time to time change the Company’s name (or foreign character name, if applicable) by Resolution of Directors or Resolution of Members.

2	STATUS

2.1	The Company is a company limited by shares.

2.2	The Company is a legal entity in its own right separate from its Members and continues in existence until it is dissolved.

3	LIABILITY OF MEMBERS

3.1	The liability of each Member is limited to:

(a)	the amount from time to time unpaid on that Member’s Shares;
(b)	any liability expressly provided for in this Memorandum or the Articles; and
(c)	any liability to repay a Distribution pursuant to the Act.

4	REGISTERED OFFICE

The first registered office of the Company will be situated at the offices of Tricor Services (BVI) Limited, 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands. Thereafter, the Registered Office will be situated at such other place within the British Virgin Islands as the Directors or Members may from time to time determine by a Resolution of Directors or a Resolution of Members.

5	REGISTERED AGENT

The first registered agent of the Company will be Tricor Services (BVI) Limited of 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands. Thereafter, the Registered Agent will be such other Eligible Person entitled to act as a registered agent in the British Virgin Islands as the Directors or Members may from time to time determine by a Resolution of Directors or a Resolution of Members.

6	CAPACITY AND POWERS

6.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and
(b)	for the purposes of paragraph 6.1(a), full rights, powers and privileges.

6.2	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

7	NUMBER AND CLASSES OF SHARES

7.1	The Company is authorised to issue a maximum of 50,000,000 Shares of a single class with a par value of USD0.001 each.

7.2	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

7.3	The Company may issue a class of Shares in one or more series. The division of a class of Shares into one or more series and the designation to be made to each series shall be determined by the Directors from time to time by a Resolution of Directors.

8	RIGHTS CONFERRED BY SHARES

8.1	Each Share confers upon the holder thereof, the right to:

(a)	one vote at a Members Meeting or on any Resolution of Members;
(b)	an equal share in any dividend paid by the Company; and
(c)	an equal share in the Distribution of the surplus assets of the Company on its liquidation.

8.2	The Directors may at their discretion by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares, subject to the Articles.

9	VARIATION OF RIGHTS

9.1	The rights conferred upon the holders of the Shares of any class may only be varied, whether or not the Company is in liquidation, either by a resolution:

(a)	approved at a Members Meeting by the affirmative vote of a Majority of the votes of the Shares of the class being varied and entitled to vote, which were present at the Members Meeting (in person or by their duly appointed Proxy) and were voted; or

(b)	consented to in writing by a Majority of the votes of the Shares of the class being varied and entitled to vote, without the need for any notice, and may consist of several documents, including written electronic communication, in like form each signed or assented to by one or more Members.

9.2

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

10	REGISTERED SHARES

10.1	The Company shall issue registered shares only.

10.2	The Company is not authorised to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

11	TRANSFER OF SHARES

The Company shall, on receipt of an instrument of transfer complying with Sub-Regulation 5 of the Articles, enter the name of the transferee of a Share in the Register of Members unless the Directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a Resolution of Directors.

12	AMENDMENT OF MEMORANDUM AND ARTICLES

12.1	Subject to Clause 9, the Company may amend this Memorandum and/or the Articles by Resolution of Directors or Resolution of Members, save that no amendment may be made by a Resolution of Directors:

(a)	to restrict the rights or powers of the Members to amend this Memorandum and/or the Articles; or
(b)	to change the percentage of Members required to pass a Resolution of Members to amend this Memorandum and/or the Articles; or
(c)	in circumstances where this Memorandum and/or the Articles may only be amended by the Members; or
(d)	to Clause 8, Clause 9 or this Clause 12.

12.2	Any amendment to this Memorandum or the Articles will take effect from the date the notice of amendment, or restated memorandum and articles incorporating the amendment, is registered by the Registrar or from such other date as determined pursuant to the Act.

13	DEFINITIONS AND INTERPRETATION

13.1	In this Memorandum and the Articles, except where the context requires otherwise, the following words and expressions shall have the following meanings:

Acquire	to purchase, redeem or otherwise acquire (and “Acquisition” and “Acquired” shall be construed accordingly);

Act	the BVI Business Companies Act, 2004 (as amended from time to time) and includes the BVI Business Companies Regulations 2012 and any other regulations made under the Act from time to time;

Agent	an Eligible Person (including a Director) appointed as an agent of the Company;

Alternate Director	a Director or an Eligible Person whose name is entered in the Register of Directors as an alternate for a Director;

Appointing Director	a Director who has appointed an Alternate Director;

Articles	the Company’s articles of association, attached to this Memorandum, as amended from time to time;

Board Chair	a Director who has been appointed as the chairperson of a Directors Meeting;

Business Days	a day (other than Saturday or Sunday) on which banks are open for general business in the British Virgin Islands;

Charge	any mortgage, charge or other form of security over a Share (and “Charged” shall be construed accordingly);

Charged Shares	has the meaning ascribed to it in Sub-Regulation 7.1;

Chargee	any Eligible Person to whom a Charge has been granted or any nominee of that Eligible Person;

Committee	a committee of Directors, each consisting of one or more Directors;

Committee Meeting	a duly convened and constituted meeting of the Committee Members;

Committee Member	a member of a Committee;

Company Records	means the:

(a)	Registers;

(b)	Minute Book; and

(c)	Records and Documentation;

Controller	an individual that is the sole Member and sole Director;

Director	an Eligible Person whose name is entered in the Register of Directors as a director of the Company;

Directors Meeting	a duly convened and constituted meeting of Directors;

Distribution	in relation to a distribution by the Company means:

(a)	the direct or indirect transfer of an asset, other than the Company’s own Shares, to or for the benefit of a Member; or

(b)	the incurring of a debt to or for the benefit of a Member, in relation to Shares held by that Member, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

Electronic Transactions Act	the Electronic Transactions Act, 2001 (as amended from time to time);

Eligible Person	individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

Insolvency Act	the Insolvency Act, 2003 (as amended from time to time);

Majority	means in excess of fifty (50) per cent.;

Member	an Eligible Person whose name is entered in the Register of Members as the holder of one or more Shares or fractional Shares;

Members Chair	the chairperson of a Members Meeting who shall be the Board Chair, however:

(a)	if there is no Board Chair or if they are not present at the Members Meeting, the Members present shall choose one of their Member to be the Members Chair; and

(b)	if the Members are unable to choose a Members Chair for any reason, then the person representing the greatest number of voting Shares present in person or by Proxy at the Members Meeting shall preside as Members Chair, failing which the oldest individual Member or representative of a Member present at the Members Meeting shall be the Members Chair;

Members Meeting	a duly convened and constituted meeting of Members;

Memorandum	this, the Company’s memorandum of association, as amended from time to time;

Minute Book	means the minutes and/or written resolutions (as applicable) of all:

(a)	Resolutions of Members and of classes of Members; and

(b)	Resolutions of Directors and of Committees;

MLAT	the Mutual Legal Assistance (Tax Matters) (Amendment) Act, 2012 (as amended from time to time);

Officer	an Eligible Person appointed as an officer of the Company;

Parent	has the meaning defined in the Act;

Prohibited Powers	any of the following powers to:

(a)	amend this Memorandum or the Articles;

(b)	designate a Committee;

(c)	delegate powers to a Committee;

(d)	appoint or remove Directors;

(e)	appoint or remove an Agent;

(f)	approve a plan or merger, consolidation or arrangement;

(g)	make a declaration of solvency or to approve a liquidation plan; and/or

(h)	make a determination that the Company will, immediately after a proposed Distribution, satisfy the Solvency Test;

Proxy	an Eligible Person who has been duly appointed by a Member (in accordance with the Act and Regulation 12) to be its proxy at a Members Meeting;

Records and Documents	has the meaning ascribed to it in Sub-Regulation 29;

Register of Charges	a register of charges that the Company maintains at its Registered Office, which contains details of each charge it has created over its assets;

Register of Directors	the Company’s register of Directors, maintained in accordance with the Act;

Register of Members	the Company’s register of Members, maintained in accordance with the Act;

Registered Agent	the Company’s registered agent, as appointed from time to time, in accordance with the Act;

Registered Office	the Company’s registered office maintained in accordance with the Act;

Registers	the Register of Members and the Register of Directors;

Registrar	the Registrar of Corporate Affairs in the British Virgin Islands;

Reserve Director	an Eligible Person whose name is entered in the Register of Directors as being nominated a reserve director of the Company by a Controller;

Resolution of Directors	either a resolution:

(a)	approved at a Directors Meeting or Committee Meeting by the affirmative vote of a Majority of Directors entitled to vote thereon or by a Majority of Committee Members, as the case may be, entitled to vote thereon which were present at the Directors Meeting (in person or by their duly appointed Alternate Director) who voted, except that where a Director is given more than one vote, he or she shall be counted by the number of votes he or she casts for the purpose of establishing a Majority of Directors Majority or Majority of Committee Members, as the case may be; or

(b)	consented to in writing by a Majority of Directors (in person or by their duly appointed Alternate Director) or by a Majority of the Committee Members as the case may be, without the need for any notice, and may consist of several documents, including written electronic communication, in like form each signed or assented to by one or more Directors (in person or by their duly appointed Alternate Director);

Resolution of Members	either a resolution:

(a)	approved at a Members Meeting by the affirmative vote of a Majority of the votes of the Shares entitled to vote thereon which were present at the Members Meeting (in person or by their duly appointed Proxy) and were voted; or

(b)	consented to in writing by a Majority of the votes of the Shares entitled to vote thereon, without the need for any notice, and may consist of several documents, including written electronic communication, in like form each signed or assented to by one or more Members;

Seal	any seal which has been duly adopted as the common seal of the Company, and shall include reference to an electronic seal which satisfies the requirements of the Electronic Transactions Act;

Securities	shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire shares or debt obligations;

Share	a share issued or to be issued in the Company;

Solvency Test	the Company satisfies the solvency test if the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due;

Subsidiary	has the meaning defined in the Act; and

Treasury Share	a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled, in accordance with the Act.

13.2	In this Memorandum and the Articles:

(a)	a Clause or Sub-Clause is a reference to a clause or sub-clause of this Memorandum;

(b)	a Regulation or Sub-Regulation is a reference to a regulation or sub-regulation of the Articles;

(c)	voting by Members is a reference to the casting of the votes attached to the Shares held by the Member voting;

(d)	words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all entities capable of having a legal existence;

(e)	reference to any provision of law (including but not limited to the Act, the Electronic Transactions Act) is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(f)	reference to this Memorandum or to the Articles is a reference to those documents as amended from time to time;

(g)	the headings are for convenience only and shall not affect the construction of this Memorandum or the Articles;

(h)	reference to a thing being written or in writing includes all forms of writing, including all electronic records which satisfy the requirements of the Electronic Transactions Act, including (but not limited to) information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy;

(i)	reference to a thing being signed or to a person’s signature shall include reference to an electronic signature which satisfies the requirements of the Electronic Transactions Act;

(j)	any words or expressions defined in the Act shall have the same meaning in this Memorandum and the Articles and unless otherwise required by the context or unless otherwise defined in this Memorandum or the Articles;

(k)	where a period of time is expressed as a number of days, the days on which the period begins and ends are not included in the computation of the number of days; and

(l)	headings are inserted for convenience only and shall be disregarded in the construction of or the interpretation of this Memorandum and the Articles.

We, Tricor Services (BVI) Limited of 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the 25th day of October 2021:

Incorporator

Nicholas Messum
Authorised Signatory
Tricor Services (BVI) Limited
2/F, Palm Grove House
P.O. Box 3340
Road Town, Tortola
British Virgin Islands

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Lobo EV Technologies Ltd.

萝贝电动车科技有限公司

A COMPANY LIMITED BY SHARES

(Adopted by Director’s Resolutions passed on 1 March 2023 and filed on 1 March 2023)

1	DISAPPLICATION OF THE ACT

1.1	The following sections of the Act shall not apply to the Company:

(a)	section 46 (Pre-emptive rights);

(b)	section 60 (Process for acquisition of own shares);

(c)	section 61 (Offer to one or more shareholders);

(d)	section 62 (Shares redeemed otherwise than at the option of company); and

(e)	section 175 (Disposition of assets).

2	SHARES

2.1	Shares and other securities may be issued, and options to acquire Shares may be granted, at such times, to such Eligible Persons, for such consideration and on such terms as the Directors may determine by a Resolution of Directors.

2.2	A Share may be issued for consideration in any form, or combination of forms, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.3	The consideration for a Share with par value shall not be less than the par value of the Share. If a Share is issued for less than its par value, the Eligible Person to whom the Share is issued is liable to pay the Company an amount equal to the difference between the issued price and the par value.

2.4	No Shares may be issued for a consideration which is in whole or in part other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares; and

(b)	that, in their opinion, the present cash value of the non-money consideration and the money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.5	The Company may issue bonus Shares.

2.6	A Share is deemed to be issued when the name of the Eligible Person is entered in the Register of Members.

3	SHARE CERTIFICATES

3.1	Each Member is entitled to a certificate:

(a)	signed by a Director or Officer, or any other person authorised by Resolution of Directors; or

(b)	under the Seal,

specifying the number of Shares held by the Member, and the signature of the Director, Officer or authorised person and the Seal may be facsimiles.

3.2	Each Member who receives a share certificate shall indemnify and hold the Company, its Directors and Officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any Eligible Person by virtue of the possession thereof.

3.3	If a share certificate is worn out or lost, it may (subject to the prior written consent of any Chargee whose interest has been noted on the Register of Members) be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as the Directors may reasonably require.

3.4	If several Eligible Persons are registered as joint holders of any Shares, the Company is not bound to issue more than one certificate in relation to those Shares and delivery of a share certificate to one of several joint holders of Shares shall be sufficient delivery to all.

4	REGISTER OF MEMBERS

4.1	Subject to section 41(1A) of the Act, the Company shall keep a Register of Members containing:

(a)	the name and address of each Eligible Person who holds Shares;

(b)	the number of each class and series of Shares held by each Member;

(c)	the date on which the name of each Member was entered in the Register of Members; and

(d)	the date on which any Eligible Person ceased to be a Member.

4.2	The entry of an Eligible Person on the Register of Members as a holder of a Share is prima facie evidence that legal title in the Share vests in that Eligible Person.

4.3	The Company may treat the holder of a Share as the only Eligible Person entitled to:

(a)	exercise any voting rights attached to the Share;

(b)	receive notices;

(c)	receive a Distribution in respect of the Share; and

(d)	exercise other rights and powers attached to the Share.

4.4	The Register of Members may be in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the Directors otherwise determine, the magnetic, electronic or other data storage form shall be the original Register of Members.

4.5	The Company may elect to file a copy of its Register of Members with the Registrar, to make it available for public inspection, in accordance with the Act (a “Public ROM”).

4.6	Once the Public ROM has been filed with the Registrar, the Company is bound by its contents. Each time the Register of Members is updated, amended or altered in any way, the Company must file a copy of the same with the Registrar, to update the Public ROM. The Company may elect to cease registering such changes by filing a notice with the Registrar, in accordance with the Act.

5	TRANSFER OF SHARES

5.1	Subject to section 54A of the Act, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company so that the Register of Members can be updated to reflect and effect the share transfer. If the transfer imposes a liability to the Company on the transferee, the transferee must also sign the written instrument of transfer.

5.2	Subject to Sub-Regulation 5.3, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee in the Register of Members.

5.3	Subject to Sub-Regulation 7.4, the Directors may resolve to refuse or delay the registration of the transfer of Shares. Where the Directors do so, they must specify the reason(s) for this refusal or delay in a Resolution of Directors. The Directors may refuse or delay the registration of a transfer of Shares if the transferor has failed to pay an amount due in respect of those Shares.

5.4	Where the Directors pass a Resolution of Directors pursuant to Sub-Regulation 5.3, the Company shall, as soon as reasonably practicable, send the transferor and the transferee a notice of the refusal or delay in the approved form.

5.5	Subject to section 41(1A) of the Act, the transfer of a Share is effective when the name of the transferee is entered on the Register of Members.

5.6	If the Directors are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by a Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the Register of Members, notwithstanding the absence of the instrument of transfer.

6	REDEMPTION OF SHARES, SURRENDER OF SHARES AND TREASURY SHARES

6.1	The Company may Acquire and hold its own Shares, save that the Company may not Acquire its own Shares without the consent of Members whose Shares are to be Acquired unless the Company is permitted by the Act or any other provision in the Memorandum or these Articles to Acquire the Shares without their consent.

6.2	The Company may only offer to Acquire Shares if the Resolution of Directors authorising the Acquisition contains a statement that the Directors are satisfied (on reasonable grounds) that immediately after the Acquisition the Company will be able to satisfy the Solvency Test.

6.3	Shares that the Company Acquires may be cancelled or held as Treasury Shares. Unless the Shares Acquired are held as Treasury Shares, any Shares Acquired by the Company shall be deemed to be cancelled immediately on completion of the Acquisition of the Shares.

6.4	The Company may Acquire its own fully paid Shares for no consideration by way of surrender of such Share(s) to the Company by the Member whose Shares are being surrendered. Any such surrender shall be in writing and signed by the Member whose Shares are being surrendered.

6.5

The number of Shares held as Treasury Shares (when aggregated with Shares of the same class already held as Treasury Shares) cannot exceed 50 per cent. of the Shares of that class previously issued by the Company (excluding Shares that have been cancelled).

6.6	Shares which have been cancelled shall be available for reissue.

6.7	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

6.8	Treasury Shares may be transferred or disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and these Articles) as the Company may by a Resolution of Directors determine.

7	MORTGAGES OF SHARES AND CHARGES OVER SHARES

7.1	1 Members may Charge their Shares. If a Member has created a Charge over any of their Shares, such Shares shall be referred to as the “Charged Shares”.

7.2	2 At the written request of a Member who has Charged Shares, the following shall be entered in the Register of Members:

(a)	a statement that such Charged Shares are Charged;

(b)	the name of the Chargee; and

(c)	the date on which the particulars specified in Sub-Regulations 7.2(a) and 7.2(b) are entered in the Register of Members.

7.3	Whilst particulars of a Charge over Shares are entered in the Register of Members, the Company shall not, without the prior written consent of the named Chargee:

(a)	effect the transfer of any such Charged Share; or

(b)	acquire any such Charged Share; or

(c)	replace a share certificate in respect of any such Charged Share.

7.4	Notwithstanding anything contained in the Memorandum or these Articles, the Directors shall not decline to register any transfer of Charged Shares, nor may they suspend registration thereof, where such transfer is:

(a)	to any Chargee, whose interest has been noted on the Register of Members; or

(b)	by any such Chargee, pursuant to the power of sale under its Charge; or

(c)	by any such Chargee, in accordance with the terms of the relevant security document creating the Charge.

7.5	Where particulars of a Charge are entered in the Register of Members, such particulars may be cancelled:

(a)	with the written consent of the named Chargee or anyone authorised to act on its behalf; or

(b)	upon evidence satisfactory to the Directors of the discharge of the liability secured by the Charge and the issue of such indemnities as the Directors shall consider necessary or desirable.

8	FORFEITURE

8.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose, Shares issued for a promissory note or other written obligation to contribute money or property, or a contract for future services are deemed to be not fully paid.

8.2	A written notice of call (a “Forfeiture Notice”) shall be served on a Member who defaults in making payment in respect of any Shares held by him or her (the “Forfeiture Shares”).

8.3	A Forfeiture Notice must:

(a)	specify a date that the Member should make payment for the Forfeiture Shares;

(b)	provide a further date (no earlier than 14 days from the date that the Forfeiture Notice was served) on, or before which, payment for the Forfeiture Shares is required (a “Payment Date”); and

(c)	contain a statement that in the event of non-payment at or before the Payment Date, the Forfeiture Shares (or any of them) will be liable to be forfeited.

8.4	4 Where a Forfeiture Notice has been served pursuant to Sub-Regulations 8.2 and 8.3(a), and the requirements of the Forfeiture Notice have not been complied with, the Directors may, at any time before tender of payment, forfeit and cancel the Forfeiture Shares.

8.5	5 The Company is under no obligation to refund any moneys to a Member whose Shares have been cancelled pursuant to Sub-Regulation 8.4 and that Member shall be discharged from any further obligation to the Company.

9	DISTRIBUTIONS

9.1	Subject to Sub-Regulation 9.2, the Directors may, by Resolution of Directors, authorise a Distribution by the Company to the Members at such time and of such amount as they think fit, if they are satisfied (on reasonable grounds) that the Company will, immediately after the Distribution, satisfy the Solvency Test.

9. 2	If, after a Distribution is authorised (but before it is made) the Directors cease to be satisfied (on reasonable grounds) that the Company will be able to satisfy the Solvency Test after the Distribution is made, then such Distribution is deemed not to have been authorised.

9.3	Distributions may be paid in money, shares or other property.

9.4	The Directors may, before recommending any Distribution, set aside out of the profits of the Company such sums as they think proper as a reserve which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

9.5	If several Eligible Persons are registered as joint holders of any Share, any of them may give effectual receipt for any Distribution or other monies payable on or in respect of the jointly held Share.

9.6	Notice of any Distribution that may have been declared shall be given to each Member pursuant to Regulation 30.

9.7	7 All Distributions that are unclaimed for three years after having been declared may be forfeited by a Resolution of Directors, for the benefit of the Company.

9.8	No Distribution shall bear interest against the Company or be paid on those shares which are held by the Company as Treasury Shares at the date of the Distribution is declared.

10	MEETINGS OF MEMBERS

10.1	A Members Meeting may be convened by:

(a)	a Director at such times and in such manner and places, within or outside the British Virgin Islands, as the Director considers necessary or desirable; or

(b)	the Directors, upon the written request of Members entitled to exercise 30 per cent. (or more) of the voting rights in respect of the matter for which the Members Meeting is requested.

10.2	The Director convening a Members Meeting shall give not less than seven days’ notice of a Members Meeting to:

(a)	those Members whose names appear on the Register of Members on the date the notice is given and who are entitled to vote at the Members Meeting; and

(b)	the other Directors.

10.3	The Director convening a Members Meeting may fix as the record date for determining those Members that are entitled to vote at the Members Meeting the date notice is given of the Members Meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

10.4	A Members Meeting held in contravention of the requirement to give notice is valid if Members holding at least 90 per cent. of the total voting rights on all the matters to be considered at the Members Meeting have waived notice of the Members Meeting and, for this purpose, the presence of a Members at the Members Meeting shall constitute waiver in relation to all the Shares which that Member holds.

10.5	The inadvertent failure of a Director who convenes a Members Meeting to give notice of a Members Meeting to a Member or another Director, or the fact that a Member or another Director has not received notice, does not invalidate the Members Meeting.

11	PROCEEDINGS AT MEETINGS OF MEMBERS

11.1

No business shall be transacted at any Members Meeting unless a quorum of Members is present at the time when the Members Meeting proceeds to business. A Members Meeting is duly constituted if, at the commencement of the Members Meeting, there are present in person (or by Proxy) holders of a Majority of the voting rights of the Shares or class or series of Shares entitled to vote on the resolutions to be considered at the Members Meeting. A quorum may comprise a single Member (or Proxy) and then such person may pass a Resolution of Members and a certificate signed by such Member (accompanied by a copy of the proxy instrument if such person is a Proxy) shall constitute a valid Resolution of Members.

11.2	A Member shall be deemed to be present at a Members Meeting if:

(a)	the Member (or its Proxy) participates by telephone or other electronic means; and

(b)	all Members and Proxies participating in the Members Meeting are able to hear each other.

11.3	Subject to Sub-Regulation 11.4, if a Members Meeting is convened upon the requisition of a Director or in any other case and a quorum is not present within two hours from the time appointed for the Members Meeting, the Members Meeting shall stand adjourned to the next business day in the jurisdiction in which the Members Meeting was to have been held at the same time and place or to such other time and place as the Directors may determine by a Resolution of Directors. If, at the adjourned Members Meeting, there are present within one hour from the time appointed for the adjourned Members Meeting in person or by Proxy not less than one third voting rights of the Shares or class or series of Shares entitled to vote on the matters to be considered by the Members Meeting, those present shall constitute a quorum but otherwise the Members Meeting shall be dissolved.

11.4	If a Members Meeting is convened upon the requisition of the Members, and a quorum is not present within two hours from the time appointed for the Members Meeting, the Members meeting shall be dissolved.

11.5	The Members Chair may, with the consent of the Members at the Members Meeting, adjourn any Members Meeting from time to time, and from place to place, but no business shall be transacted at any adjourned Members Meeting other than the business left unfinished at the Members Meeting from which the adjournment took place.

11.6	A resolution put to the vote in a Members Meeting shall be decided on a show of hands by the Members holding a Majority of the voting rights of the Shares or class or series of Shares entitled to vote on Resolutions of Members to be considered at the Members Meeting.

11.7	A declaration by the Members Chair that a Resolution of Members has, on a show of hands been approved, and an entry is made to that effect in the Minute Book, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such Resolution of Members.

11.8

At any Members Meeting, the Members Chair is responsible for deciding in such manner as he or she considers appropriate, whether any resolution proposed has been carried or not and the result of his or her decision shall be announced to the Members Meeting and recorded in the minutes of the Members Meeting. If the Members Chair has any doubt as to the outcome of the vote on a proposed resolution, he or she shall cause a poll to be taken of all votes cast upon such resolution. If the Members Chair fails to take a poll then any Member present in person or by Proxy who disputes the announcement by the Members Chair of the result of any vote may immediately following such announcement demand that a poll be taken and the Members Chair shall cause a poll to be taken. If a poll is taken at any Members Meeting, the result shall be announced to the Members Meeting and recorded in the minutes of the Members Meeting.

11.9	The right of any individual to speak for or represent a Member who is not an individual shall be determined by the law of the jurisdiction where, and by the documents by which, such Member is constituted or derives its existence. In case of doubt, the Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Member or the Company.

11.10	Any Member who is not an individual may, by resolution of its directors or other governing body, authorise such individual as it thinks fit to act as its representative at any Members Meeting or of any meeting of a class of Members, and such individual shall be entitled to exercise the same rights on behalf of the Member which he or she represents as that Member could exercise if it were an individual Member.

11.11	The Members Chair of any Members Meeting at which a vote is cast by Proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such Proxy or authority which shall be produced within seven (7) days of being so requested or the votes cast by such Proxy or on behalf of such Eligible Person shall be disregarded.

11.12	The Directors may attend and speak at any Members Meeting and at any separate Members Meeting of the holders of any class or series of Shares.

11.13	An action that may be taken by the Members at a Members Meeting may also be taken by a Resolution of Members consented to in writing by a Majority of the votes of Shares entitled to vote and voting thereon, without the need for any notice. If any Resolution of Members is adopted otherwise than by the unanimous written consent of all Members, a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Members. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Eligible Persons holding a sufficient number of votes of Shares to constitute a Resolution of Members have consented to the resolution by signed counterparts.

11.14	If the Company has only one Member the provisions herein contained for a Members Meeting do not apply and such sole Member has full power to represent and act for the Company in all matters as are by the Act, the Memorandum or these Articles required to be exercised by the Members. In lieu of minutes of a Members Meeting, the sole Member shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Members. Such a note or memorandum constitutes sufficient evidence of such Resolutions of Members for all purposes.

11.15	In the case of an equality of votes, whether on a show of hands or on a poll, the Members Chair at which the show of hands takes place, or at which the poll is demanded, shall not be entitled to a second or casting vote.

12	MEMBER’S REPRESENTATION AT A MEETING BY PROXY

12.1	A Member may be represented at a Members Meeting by a Proxy who may speak and vote on behalf of that Member.

12.2	The instrument appointing the Proxy must be produced:

(a)	at the place designated for the Members Meeting to take place at which the Proxy proposes to vote; and

(b)	before the time the Members Meeting at which the Proxy proposes to vote is scheduled to take place,

unless the notice of the Members Meeting at which the Proxy proposes to vote has specified an alternative or additional place or time at which the Proxy shall be presented.

12.3	The instrument appointing a Proxy shall be in writing and substantially the following form, or such other form as the Members Chair shall accept as properly evidencing the wishes of the Member, appointing the Proxy:

INSTRUMENT OF PROXY

[ NAME OF COMPANY] is a company incorporated in the British Virgin Islands, with company number [ INSERT NUMBER] ( the “Company” ) . In this appointment of a proxy, except where the context otherwise requires ( or except where terms are defined herein) words and expressions shall have the same meanings assigned to them in the Company’s memorandum and articles of association.

[ I am/ We are] a Member of the Company HEREBY APPOINT: [ INSERT NAME] of [ INSERT ADDRESS] or failing him/her [INSERT NAME of [INSERT ADDRESS] to be [my/our] proxy to vote for [me/us] at the Members

Meeting to be held on [ DATE] at [ LOCATION] and at any adjournment thereof.

( Any restrictions on voting to be inserted here)

_____________________________________

Signed by: [ NAME OF MEMBER]

Date:

12.4	Where Shares are held jointly, by two or more Eligible Persons:

(a)	each of the Eligible Person that holds Shares jointly may be present in person (or by Proxy) at a Members Meeting and may speak as a Member;

(b)	if only one of the joint owners is present at a Members Meeting, in person or by Proxy, he or she may vote on behalf of all joint owners of the Share(s);

(c)	if two or more of the joint owners are present at a Members Meeting, in person or by Proxy, they must vote as one; and

(d)	if two or more of the joint owners are present at a Members Meeting, in person or by Proxy, and vote, it is the vote of the joint owner whose name appears first among such voting joint holders in the Register of Members alone that shall be counted.

13	APPOINTMENT AND REMOVAL OF DIRECTORS

13.1	The first Director(s) shall be appointed by the Registered Agent within six (6) months of the date of incorporation of the Company. Thereafter, the Directors shall be elected by Resolution of Members or by Resolution of Directors for such terms as the Members or Directors may so determine.

13.2	If, before the Company has any Members, the sole Director or all of the Directors appointed by the Registered Agent resign, die or otherwise cease to exist, the Registered Agent may appoint one or more further Eligible Persons as a Director.

13.3	Subject to Sub-Regulation 13.2, the minimum number of Directors shall be one (1) and there shall be no maximum number of Directors.

13.4	No Eligible Person shall be:

(a)	appointed as a Director or as an Alternate Director; or

(b)	nominated as a Reserve Director,

unless he or she has consented in writing to be a Director, an Alternate Director, or to be nominated as a Reserve Director (as applicable).

13.5	Each Director holds office for the term, if any, fixed by the Resolution of Members or Resolution of Directors appointing him or her. If there is no fixed term, the Director serves indefinitely until the earlier of:

(a)	his or her disqualification to act as a Director under the Act (on which his or her office as Director shall be automatically terminated if he or she has not resigned in accordance with the Act); or

(b)	his or her death; or

(c)	his or her resignation; or

(d)	the effective date of his or her removal by Resolution of Directors or Resolution of Members.

13.6	A Director may resign his or her office by giving written notice of his or her resignation to the Company. Such resignation has effect from the date the notice is received by the Company at the Registered Office or from such later date as may be specified in the resignation notice. A Director shall resign forthwith as a Director if he or she is, or becomes, disqualified from acting as a Director under the Act.

13.7	The following are disqualified for appointment as a Director:

(a)	an individual who is under 18 years of age;

(b)	a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act;

(c)	a person who is a restricted person within the meaning of section 409 of the Insolvency Act; and/or

(d)	an undischarged bankrupt.

13.8	Sections 114(2) and 114(3) of the Act shall not apply to the Company. A Director may be removed from office, with or without cause, by a Resolution of Members.

13.9	Sections 114(5) of the Act shall not apply to the Company. A Director may be removed from office, with or without cause, by a Resolution of Directors.

13.10	The Directors may at any time appoint any Eligible Person to be a Director either to fill a vacancy or as an addition to the existing Directors. Where the Directors appoint an Eligible Person as Director to fill a vacancy, the term shall not exceed the term that remained when the Eligible Person who has ceased to be a Director ceased to hold office.

13.11	A vacancy in relation to Directors occurs if a Director dies or otherwise ceases to hold office prior to the expiration of his or her term of office.

13.12	A Director does not have to hold any Shares, but nevertheless shall be entitled to attend and speak at any Director Meeting and at any Members Meeting and at any separate meeting of the holders of any class of Shares.

13.13	The Directors may, by Resolution of Directors, fix the emoluments of Directors with respect to services to be rendered in any capacity to the Company.

14	ALTERNATE DIRECTORS

14.1	Subject to Sub-Regulation 13.4, a Director may appoint an Eligible Person (who is not disqualified from being a director) to be his or her Alternate Director to:

(a)	exercise the powers of the Appointing Director; and

(b)	carry out the Appointing Director’s responsibilities, in relation to taking decisions by the Directors in the absence of the Appointing Director.

14.2	An Alternate Director has the same rights as the Appointing Director in relation to any Resolution of Directors.

14.3	Any exercise by an Alternate Director of the Appointing Director’s powers in relation to the taking of decisions by the Directors, is as effective as if the powers were exercised by the Appointing Director.

14.4	The Appointing Director may, at any time, terminate the Alternate Director’s appointment.

14.5	The appointment of an Alternate Director and the termination of an Alternate Director’s appointment must be made in writing and written notice shall be given by the Appointing Director to the Company as soon as reasonably practicable so the appointment/termination can be noted on the Register of Directors.

14.6	An Alternate Director has no power to appoint an alternate, whether of the Appointing Director or of the Alternate Director.

14.7	An Alternate Director does not act as an agent of or for the Appointing Director.

15	RESERVE DIRECTORS

15.1	Subject to Sub-Regulation 13.4, a Controller may, by instrument in writing, nominate an Eligible Person (who is not disqualified from being a director) as a Reserve Director to act in his or her place in the event of his or her death.

15.2	The nomination of a Reserve Director ceases to have effect if before the death of the Controller:

(a)	he or she resigns as Reserve Director; or

(b)	the Controller revokes the nomination (in writing); or

(c)	the Controller ceases to be the sole Director and sole Member for any reason other than his or her death.

15.3	The nomination of a Reserve Director and the written cessation of a Reserve Director’s nomination must be made in writing and written notice shall be given by the Controller to the Company as soon as reasonably practicable, so the nomination/cessation can be noted on the Register of Directors.

16	REGISTER OF DIRECTORS

16.1	The Company shall maintain a Register of Directors that shall contain such information as is prescribed in the Act, a copy of which must be filed with the Registrar within:

(a)	21 days of the appointment of the first Director(s); and

(b)	30 days of any changes occurring to the Register of Directors.

16.2	The Register of Directors may be kept in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original Register of Directors.

16.3	The Register of Directors is prima facie evidence of any matters directed or authorised by the Act to be contained therein.

17	DUTIES OF DIRECTORS

17.1	When exercising his or her powers or performing his or her duties, a Director shall act honestly and in good faith and in a manner which he or she believes to be in the best interests of the Company.

17.2	Notwithstanding Sub-Regulation 17.1 (even though it may not be in the best interests of the Company) a Director may act in a manner which he or she believes is in the best interests of:

(a)	the Parent, if the Company is a wholly-owned Subsidiary;

(b)	the Parent, if the Company is a Subsidiary (but not a wholly-owned Subsidiary) and the Members (other than the Parent) have provided their prior agreement to the Director acting in this manner; and

(c)	the Member(s), if the Company is carrying out a joint venture between the Members and those actions are limited to actions connected to or with the joint venture.

17.3	Each Director shall exercise his or her powers as a Director for a proper purpose and shall not act, or agree to the Company acting, in a manner that contravenes the Act, the Memorandum or these Articles.

17.4	When exercising his or her powers and/or carrying out his or her duties, each Director must act in good faith, make proper inquiry where the need for the inquiry is indicated by the circumstances and have no knowledge that his or her reliance on the Company Records and/or such other information prepared for or supplied to him or her is not warranted.

17.5	When exercising his or her powers and/or carrying out his or her duties, each Director:

(a)	shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation the nature of the Company, the nature of the decision, the position of the Director and the nature of the responsibilities undertaken by him or her; and

(b)	is, subject to Sub-Regulation 17.5(a), entitled to rely upon:

(i)	the Company Records and/or such other information prepared for or supplied to the Director;

(ii)	professional or expert advice given, by: (A) an employee of the Company whom the Director believes on reasonable grounds to be reliable and competent in relation to the matters concerned; (B) a professional adviser or expert in relation to matters which the Director believes on reasonable grounds to be within the person’s professional or expert competence; and/or (C) any other Director, or Committee upon which the Director did not serve, in relation to matters within the Director’s or Committee’s designated authority.

18	DISCLOSURE OF INTERESTS

18.1	A Director shall, forthwith after becoming aware of the fact that he or she is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the other Directors, unless the transaction or proposed transaction:

(a)	is between the Director and the Company; and

(b)	is or is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

For the avoidance of doubt, a disclosure is only made when it is brought to the attention of every Director.

18.2	For the purposes of Sub-Regulation 18.1, the disclosure by a Director that he or she is a member, director, officer or trustee of another named entity or other Eligible Person, or has a fiduciary relationship with respect to the entity or other Eligible Person, and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure of interest, be entered into with the Company or that Director, is a sufficient disclosure of interest in relation to that transaction.

18.3	A transaction entered into by the Company in respect of which a Director is interested is voidable by the Company unless the Director’s interest was disclosed in accordance with Sub-Regulation 18.1 prior to the Company entering into the transaction.

18.4	Notwithstanding Sub-Regulation 18.3, a transaction entered into by the Company in respect of which a Director is interested is not voidable by the Company if:

(a)	the material facts of the interest of the Director in the transaction are known by the Members entitled to vote at a Members Meeting and the transaction is approved or ratified by a Resolution of Members; or

(b)	the Company received fair value for the transaction.

A determination as to whether or not the Company receives fair value for a transaction shall be made on the basis of the information known to the Company and the interested Director at the time that the transaction was entered into.

18.5	A Director who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a Director Meeting at which a matter relating to the transaction arises and be included among the Directors present at the Director Meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his or her capacity as a Director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

19	POWERS OF DIRECTORS

19.1

The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Directors. The Directors have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The Directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act, by the Memorandum or by these Articles required to be exercised by the Members.

19.2	Any Director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at Director Meeting, with respect to the signing of consents or otherwise.

19.3	The Directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

19.4	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

19.5	Section 175 of the Act shall not apply. The Directors may, by Resolution of Directors, determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

19.6	The continuing Directors may act notwithstanding any vacancy in their body.

20	PROCEEDINGS OF DIRECTORS

20.1	The Directors or any Committee may meet at such times and in such manner and places within or outside the British Virgin Islands as the Directors may determine to be necessary or desirable.

20.2	Any Director may call a Director Meeting by sending a written notice to each other Director. Subject to Sub-Regulation 20.3, a Director shall be given not less than three (3) Business Days’ notice of a Director Meeting.

20.3	A Director Meeting held without (or on less than) three (3) Business Days’ notice being given to all of the Directors is valid if all of the Directors entitled to vote at the Director Meeting who do not attend have waived the notice of the Director Meeting. For the avoidance of doubt, the presence of a Director at the Director Meeting shall constitute a waiver by that Director (unless he or she objects in writing before or at the Director Meeting).

20.4	The inadvertent failure to give notice of a Director Meeting, or the fact that a Director has not received the notice, shall not invalidate the Director Meeting.

20.5	A Director Meeting is duly constituted for all purposes if at the commencement of the Director Meeting there are present in person (or by its Alternate Director) a Majority of the total number of Directors, unless there are only two (2) Directors in which case the quorum will be two (2).

20.6	A Director shall be deemed to be present at a Director Meeting if:

(a)	the Director (or by its Alternate Director) participates by telephone or other electronic means; and

(b)	all Directors (or by its Alternate Director) participating in the Director Meeting are able to hear each other.

20.7	If within half an hour from the time appointed for the Director Meeting a quorum is not present, the Director Meeting shall be dissolved.

20.8	At a Directors Meeting, the Directors may elect a Board Chair and determine the period for which he or she is to hold office. If no such Board Chair is elected, or if at any Director Meeting the Board Chair is not present at the time appointed for holding the Director Meeting, the Directors present may choose one of their number to be Board Chair for the Director Meeting. If the Directors are unable to choose a Board Chair, for any reason, then the longest serving Director present at the Director Meeting shall preside as the Board Chair.

20.9	Questions arising at any Director Meeting shall be decided by a Majority of votes. In case of an equality in votes the Board Chair shall have a second or casting vote.

20.10	Any action that may be taken by the Directors at a Directors Meeting or by a Committee Members at a Committee Meeting may also be taken by a Resolution of Directors or a resolution of a Committee Members consented to in writing by a Majority of Directors or by a Majority of Committee Members, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more Directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last Director has consented to the resolution by signed counterparts.

20.11	If the Company has only one Director the provisions herein contained for Director Meetings do not apply and such sole Director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or these Articles required to be exercised by the Members. In lieu of minutes of a Director Meeting the sole Director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such Resolution of Directors for all purposes.

21	COMMITTEES

21.1	Subject to Sub-Regulation 21.2, the Directors may designate one or more Committees and delegate any one or more of their powers, including the power to affix the Seal, to the Committee.

21.2	The Directors have no power to delegate any of the Prohibited Powers to a Committee.

21.3	Where the Directors delegate their powers to a Committee, they remain responsible for the exercise of that power by the Committee, unless they believed on reasonable grounds that at all times before the exercise of the power that the Committee would exercise the power in conformity with the duties imposed on directors by the Act.

21.4	A Committee, where authorised by the Resolution of Directors appointing such Committee or by a subsequent Resolution of Directors, may appoint a sub-committee and delegate powers exercisable by the Committee to the sub-committee.

21.5	The Committee Meeting, consisting of 2 or more Directors, shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of Directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the Committee.

22	OFFICERS

22.1	The Directors may, by a Resolution of Directors, appoint an Eligible Person to be an Officer at such times as shall be considered necessary or expedient.

22.2	The emoluments of all Officers shall be fixed by Resolution of Directors.

22.3	An Officer:

(a)	does not need be a Director or Member; and
(b)	may hold more than one office in the Company (e.g. it may be the secretary and the vice- president of the Company).

22.4	Each Officer shall:

(a)	consent (in writing) to their appointment as an Officer;
(b)	hold office until its successor is duly appointed or it is removed, with or without cause, by Resolution of Directors; and
(c)	perform such duties as shall be prescribed at the time of their appointment, subject to any modifications in such duties as may be prescribed by the Directors thereafter.

22.5	Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

22.6	An Officer that is a body corporate may appoint any person as its duly authorised representative for the purpose of representing it and of transacting any of the business of an Officer.

23	AGENTS

23.1	The Directors may, by Resolution of Directors, appoint an Eligible Person to be an Agent.

23.2	An Agent has no right to carry out any of the Prohibited Powers.

23.3	Subject to Sub-Regulation 23.2, an Agent shall have such powers and authority of the Directors, including the power and authority to affix the Seal and to exercise the power an authority granted in the Memorandum, these Articles or in the Resolution of Directors appointing the Agent, except that no Agent has any power or authority to:

(a)	change the Registered Agent of the Registered Office; or
(b)	fix emoluments of Directors; or
(c)	authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

23.4	The Resolution of Directors appointing an Agent may authorise the Agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the Agent by the Company.

23.5	The Directors may remove an Agent and may revoke or vary a power conferred on him or her by a Resolution of Directors.

24	INDEMNIFICATION AND INSURANCE

24.1

Subject to the limitations provided in this Regulation 24, the Company may indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any Eligible Person who is or was:

(a)	a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the Eligible Person is or was a Director; or
(b)	at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

24.2	Sub-Regulation 24.1 does not apply unless the Eligible Person acted honestly and in good faith and in what he or she believed to be in the best interests of the Company and, in the case of criminal proceedings, the Eligible Person had no reasonable cause to believe that his or her conduct was unlawful.

24.3	For the purposes of Sub-Regulation 24.2, a Director acts in the best interests of the Company if he or she acts in the best interests of the Parent or Member (or Members), in either case, in the circumstances specified in the Act, as the case may be.

24.4	The decision of the Directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

24.5	The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the Eligible Person did not act honestly and in good faith and with a view to the best interests of the Company or that the Eligible Person had reasonable cause to believe that his or her conduct was unlawful.

24.6	Expenses, including legal fees, incurred by a Director (or a former director) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the Director (or a former director) to repay the amount if it shall ultimately be determined that the Director (or a former director) is not entitled to be indemnified by the Company in accordance with Sub-Regulation 24.1 and upon such other terms and conditions, if any, as the Company deems appropriate.

24.7	The indemnification and advancement of expenses provided by, or granted pursuant to, this Regulation 24 is not exclusive of any other rights to which the Eligible Person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Members, resolution of disinterested directors or otherwise, both as to acting in the Eligible Person’s official capacity and as to acting in another capacity while serving as a Director.

24.8	If an Eligible Person referred to in Sub-Regulation 24.1 has been successful in defence of any proceedings referred to Sub-Regulation 24.1, the Eligible Person is entitled to be indemnified against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred by the Eligible Person in connection with the proceedings.

24.9	The Company shall not indemnify an Eligible Person in breach of Sub-Regulation 24.2, and any indemnity given in breach of Sub-Regulation 24.2 is void and of no effect.

24.10	The Company may purchase and maintain insurance in relation to any Eligible Person who is or was a Director, Officer or liquidator of the Company, or who at the request of the Company is or was serving as a Director, Officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the Eligible Person and incurred by the Eligible Person in that capacity, whether or not the Company has or would have had the power to indemnify the Eligible Person against the liability as provided in these Articles.

25	SEAL

25.1	The Company shall have a Seal and an imprint of the Seal shall be kept at the Registered Office.

25.2	The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors.

25.3	Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one Director or other Eligible Person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings.

25.4	The Directors may provide for a facsimile of the Seal and of the signature of any Director or authorised Eligible Person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

25.5	A document requiring authentication or attestation by the Company may be signed by a Director, a secretary or by an authorised Agent, and need not be under its Seal.

26	ENTRY INTO CONTRACTS AND DEEDS

26.1	A contract may be entered into by the Company as follows:

(a)	a contract that, if entered into by an individual, would be required by law to be in writing and under seal, may be entered into by or on behalf of the Company in writing under the Seal, and may be varied or discharged in the same manner;
(b)	a contract that, if entered into by an individual, would be required by law to be in writing and signed, may be entered into by or on behalf of the Company in writing and signed by an Eligible Person acting under the express or implied authority of the Company, and may be varied or discharged in the same manner; and
(c)	a contract that, if entered into by an individual, would be valid although entered into orally, and not reduced to writing, may be entered into orally by or on behalf of the Company by an Eligible Person acting under the express or implied authority of the Company, and may be varied or discharged in the same manner.

26.2	A contract entered into in accordance with this Regulation 26 is valid and is binding on the Company and its successors and all other parties to the contract.

26.3	Notwithstanding Sub-Regulation 26.1, an instrument or deed executed by or on behalf of the Company by a Director or an authorised Agent is not invalid by reason only of the fact that the Seal is not affixed to the instrument or deed.

26.4	Notwithstanding Sub-Regulation 26.1, an instrument is validly executed by the Company as a deed or an instrument under seal if it is either:

(a)	sealed with the Seal and witnessed by a Director; or
(b)	is expressed to be, or is expressed to be executed as, or otherwise makes clear on its face that it is intended to be, a deed and it is signed by a Director or by an Eligible Person acting under the express or implied authority of the Company.

27	REGISTER OF CHARGES

27.1	The Company must maintain a Register of Charges at the Registered Office, which must confirm:

(a)	the name and address of each secured party;
(b)	details of each security document it has entered into that creates a charge over the Company’s assets;
(c)	a short description of the liabilities secured and property charged by each security document; and
(d)	details of any prohibition or restrictions on the Company’s power to create any future charges.

27.2	If a charge entered on the Register of Charges is amended, the Company must notify its Registered Agent within 14 days of such change, so the Register of Charges can be updated.

27.3	The Company may elect to file a copy of its Register of Charges with the Registrar, to make it available for public inspection and to obtain priority ranking for the secured party.

28	COMPANY RECORDS

28.1	The Company shall keep the following at the Registered Office:

(a)	the Memorandum and these Articles;
(b)	the Company Records;
(c)	copies of all notices and other documents filed by the Company in the previous ten years;
(d)	the Register of Charges; and
(e)	an imprint of the Seal.

28.2	The Company shall keep the Company Records at the Registered Office or at such other place(s) or places, within or outside the British Virgin Islands, as the Directors may determine. Until the Directors determine otherwise by Resolution of Directors, the Company shall keep the original Registers at the Registered Office.

28.3	If a copy of the Registers (rather than the original) is not maintained at the Registered Office, the Company must inform the Registered Agent (in writing) of any change to the Register and provide the Registered Agent with a copy of the updated Register, within 15 days of such change.

28.4	If any of the Company Records are kept in a location other than the Registered Office, the Company shall provide the Registered Agent with a written record of:

(a)	the physical address of the place at which each of the Company Records are kept; and
(b)	the name of the person who maintains and controls each of the Company Records.

28.5	If the location at which any of the Company Records are kept, or the name of the person who maintains and controls any of the Company Records changes, the Company shall, within 14 days of the change provide its Registered Agent with:

(a)	the physical address of the place at which each of the Company Records are kept; and
(b)	the name of the person who maintains and controls each of the Company Records.

28.6	The Company Records shall be open to the inspection of the Directors at all times.

28.7	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the Company Records or any of them shall be open to the inspection of Members (not being Directors), and no Member (not being a Director) shall have any right to inspect any Company Records except as conferred by the Act or authorised by a Resolution of Directors.

28.8	The Company Records shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act.

29	ACCOUNTS AND AUDITORS

29.1	The Company shall maintain records and documents (and underlying documentation), which are sufficient to show and explain the Company’s transactions and enable the Company (at any time) to determine the financial position of the Company with reasonable accuracy (the “Records and Documents”), which for the avoidance of doubt includes accounts in relation to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)	all sales and purchases of goods by the Company; and
(c)	the assets and liabilities of the Company;

29.2	The Company may by Resolution of Members call for the Directors to prepare periodically and make available a profit and loss account and a balance sheet (the “Balance Sheet”). The Balance Sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

29.3	The Company may by Resolution of Members call for the accounts to be examined by auditors.

29.4	The Company may appoint an auditor (the “Auditor”). The Auditors shall be appointed by Resolution of Members or by Resolution of Directors.

29.5	A Member may be an Auditor. However, no Director or Officer can be an Auditor during their continuance in office.

29.6	The remuneration of the Auditors may be fixed by Resolution of Directors.

29.7	The Auditors shall examine each Balance Sheet required to be laid before a Members Meeting or otherwise given to Members and shall state in a written report whether or not:

(a)	in their opinion the Balance Sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and
(b)	all the information and explanations required by the Auditors have been obtained.

29.8	The report of the Auditors shall be annexed to the accounts and shall be read at the Members Meeting at which the accounts are laid before the Company or shall be otherwise given to the Members.

29.9	The Auditors shall be entitled to receive notice of, and to attend any Members Meeting at which the Balance Sheet is to be presented.

29.10	Each Auditor shall, at all times, have the right to access the Company Records, and shall be entitled to such information and explanations as he or she thinks necessary for the performance of his or her duties.

30	NOTICES

30.1	Any communication to be made under or in connection with the Memorandum or these Articles shall be made in writing and, unless otherwise stated, in accordance with this Regulation 30.

30.2	The address for any communication or document to be made or delivered under or in connection with the Memorandum or these Articles is:

(a)	for each Member, the address shown in the Register of Members (where Shares are held jointly, to whichever Member is named first in the Register of Members and such notice shall be sufficient notice to all the holders of such Shares) or to such Member’s email address or fax number as notified by the Member in writing from time to time;

(b)	for each Director, the address shown in the Register of Directors or to such Director’s email address or fax number as notified by the Director in writing from time to time; and
(c)	for the Company, at its Registered Office.

30.3	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by internationally recognised courier, addressed to the Company at its Registered Office, or by leaving it with or by sending it by internationally recognised courier to the Company at the offices of the Registered Agent.

30.4	Subject to Sub-Regulation 30.5, where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing notice, and shall be deemed to be received on the fifth Business Day following the day on which the notice was posted. Where a notice is sent by fax or email, notice shall be deemed to be effected by transmitting the email or fax to the address or number provided by the intended recipient and service of the notice shall be deemed to have been received on the same day that it was transmitted.

30.5

Any communication made or delivered to or from the Company or an Eligible Person in the British Virgin Islands under or in connection with the Memorandum or these Articles will only be effective when delivered by internationally recognised courier.

31	CONTINUATION

The Company may, by a Resolution of Directors or by a Resolution of Members, continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws and in accordance with the Act.

32	VOLUNTARY LIQUIDATION

32.1	The Company may be voluntarily liquidated under the Act if it can satisfy the Solvency Test.

32.2	Subject to the Act, the Company may by Resolution of Members or by Resolution of Directors appoint an eligible individual as its voluntary liquidator (alone or jointly with one or more other voluntary liquidators).

33	REGISTERED AGENT INSTRUCTIONS

Subject to the Memorandum and Articles, the registered agent shall:

(a)	act on the instructions of the Directors if those instructions are contained in a Resolution of Directors and a copy of the Resolution of Directors is made available to the Registered Agent; and
(b)	recognise and accept the appointment or removal of a Director or Directors by the Members if those instructions are contained in a Resolution of Members and a copy of the Resolution of Members is made available to the Registered Agent.

We, Tricor Services (BVI) Limited of 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association the 25th day of October 2021:

Incorporator

Nicholas Messum
Authorised Signatory
Tricor Services (BVI) Limited
2/F, Palm Grove House
P.O. Box 3340
Road Town, Tortola
British Virgin Islands